                                                                     EXHIBIT 5.1


                                September 14, 1998



Carreker-Antinori, Inc.
14001 N. Dallas Parkway
Suite 1100
Dallas, Texas 75240

     Re: Registration of Five Million Two Hundred Eighty-Four Thousand Three Hundred (5,284,300) shares of Common Stock, par value $.01 per share, pursuant to a Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel for Carreker-Antinori, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of Five Million Two Hundred Eighty-Four Thousand Three Hundred (5,284,300) shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock")
(i) of which One Hundred Thousand (100,000) shares are issuable pursuant to the Carreker-Antinori, Inc. Director Stock Option Plan (the "Director Plan") and Four Million Thirty-Two Thousand One Hundred Twenty-Six (4,032,126) shares are issuable pursuant to the Amended and Restated Carreker-Antinori, Inc. 1994 Long Term Incentive Plan (the "LTIP") and (ii) of which One Million One Hundred Fifty-Two Thousand One Hundred Seventy-Four (1,152,174) shares have been issued pursuant to the LTIP (the "Issued Shares").

         In connection with this opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation and Bylaws, each as amended to date, and such other documents, records, certificates, memoranda and other instruments as we deem relevant or necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

         Based upon our examination of such documents and the investigations of such matters of law as we have deemed relevant or necessary in rendering this opinion, we hereby advise you that we are of the opinion that:

         1. The Company is a corporation incorporated, validly existing and in good standing under the laws of the State of Delaware.

         2. On the basis of the foregoing, (i) the Issued Shares are duly authorized and validly issued, fully paid and nonassessable, and (ii) assuming, with respect to shares of Common Stock issued under the Director Plan and the LTIP after the date hereof, (A) the receipt of proper consideration for the issuance thereof in excess of the par value thereof, (B) the availability of a sufficient number of shares of Common Stock authorized by the Company's Certificate of Incorporation then in effect, (C) compliance with the terms of any agreement entered into in connection with any options or restricted stock under the Director Plan and the LTIP, and (D) no change occurs in the applicable law or the pertinent facts, the shares of Common Stock purchasable upon the exercise of any option granted under or issued upon the awarding of any restricted stock under the Director Plan or the LTIP will upon issuance be duly authorized and validly issued, fully paid and nonassessable.

         We are expressing the opinions above as members of the Bar of the State of Texas and we express no opinion as to any laws other than the laws of the State of Texas and, to the extent relevant to the opinions herein, the General Corporation Law of the State of Delaware. You should be aware that we are not admitted to the practice of law in the State of Delaware, and any opinion herein as to the laws of such state is based solely on the most recent unofficial compilation of the corporate statutes of the State of Delaware available to us.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act of Five Million Two Hundred Eighty-Four Thousand Three Hundred (5,284,300) shares of Common Stock of the Company covered by the Director Plan and the LTIP. By so consenting, we do not thereby admit that our firm's consent is required by Section 7 of the Securities Act.

                                       Very truly yours,

                                       LOCKE PURNELL RAIN HARRELL
                                       (A Professional Corporation)


                                       By:  /s/ Kent Jamison
                                            --------------------------------
                                            Kent Jamison